Exhibit 99.1

SPITZ, INC.

FINANCIAL STATEMENTS

JANUARY 31, 2006

SPITZ, INC.

FINANCIAL STATEMENTS

INDEX

Page
Report of Independent Auditors	2

Balance Sheets	3-4

Statements of Operations	5

Statements of Changes in Stockholders’ Equity	6

Statements of Cash Flows	7

Notes to Financial Statements	8-19

Report of Independent Auditors

To the Stockholders and
the Board of Directors
Spitz, Inc.
Chadds Ford, Pennsylvania

We have audited the accompanying balance sheets of Spitz, Inc. as of January 31, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spitz, Inc. at January 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

STOCKTON BATES, LLP

Philadelphia, Pennsylvania
April 26, 2006

Spitz, Inc.
Balance Sheets
(Dollars in thousands)

	January 31,
	2006	2005
Assets

Current Assets:
Cash	$129	$135
Accounts receivable	1,719	1,198
Inventories	1,955	2,877
Other current assets	97	152
Total current assets	3,900	4,362

Property, plant and equipment:
Land	1,092	1,092
Building	2,184	2,184
Machinery and equipment	4,826	4,702
Less accumulated depreciation	(4,478)	(4,013)
Net property plant and equipment	3,624	3,965

Other assets:
Repair and maintenance inventories, less provision for obsolescence (2006-$1,527; 2005-$807)	87	278
Computer software, less amortization	212	296
Goodwill	1,022	1,022
Total other assets	1,321	1,596
Total assets	$8,845	$9,923

See notes to financial statements.

Spitz, Inc.
Balance Sheets (continued)
(Dollars in thousands)

	January 31,
	2006	2005
Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$718	$995
Deferred maintenance revenue	556	523
Accrued expenses	508	231
Billings in excess of cost and estimated earnings	955	1,258
Current portion of long-term debt	144	164
Total current liabilities	2,881	3,171

Long-term debt, less current portion	4,501	3,966

Loan from parent company	2,432	2,580

Stockholders’ equity:

Common stock, $0.01 par value —authorized 1,000,000 shares; issued and outstanding 100
Additional paid-in capital	1,363	1,363
Accumulated deficit	(2,332)	(1,157)
Total stockholders’ equity deficit	(969)	206
Total liabilities and stockholders’ equity	$8,845	$9,923

See notes to financial statements.

Spitz, Inc.
Statements of Operations
(In thousands, except per share data)

	Year ended January 31,
	2006	2005
Revenues	$11,478	$10,860
Cost of sales	8,723	7,725
Gross margin	2,755	3,135

Selling expenses	911	936
Research and development	962	1,019
General and administrative expenses	1,100	1,078
Asset write-down charges	679	600
	3,652	3,633
Operating loss	(897)	(498)

Interest expense, net	278	251

Net loss	$(1,175)	$(749)

See notes financial statements.

Spitz, Inc.
Statements of Changes in Stockholders’ Equity
(In thousands)

	Common Stock	Additional Paid in Capital	Accumulated Deficit
Balance at January 31, 2004	$—	$1,363	$(408)

Net loss			(749)
Balance at January 31, 2005	$—	$1,363	$(1,157)

Net loss			(1,175)
Balance at January 31, 2006	$—	$1,363	$(2,332)

See notes financial statements.

Spitz, Inc.
Statements of Cash Flows
(in thousands)

	Year ended January 31,
	2006	2005
Operating activities
Net loss	$(1,175)	$(749)

Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of Goodwill	—	600
Depreciation and amortization	580	677
Provision for losses on accounts receivable	20	80
Provision for obsolescence	719	40
Provision for warranty obligations	65
Changes in operating assets and liabilities, net:
Accounts receivable	(541)	1,654
Inventories	47	(268)
Other current assets	55	5
Billings net of cost and estimated earnings on contracts	44	(801)
Accounts payable	(277)	(258)
Accrued expenses	245	(49)
Net cash provided (used) by operating activities	(218)	931

Investing activities
Capital expenditures	(155)	(180)
Net cash used by investing activities	(155)	(180)

Financing activities
Payments on parent company loan	(148)	(94)
Proceeds from revolving line of credit	3,075	2,125
Payments on revolving line of credit	(2,400)	(2,450)
Payments on capital leases	(68)	(244)
Scheduled payments on long term debt	(92)	(87)
Net cash provided (used) by financing activities	367	(750)
Increase (decrease) in cash	(6)	1
Cash at beginning of year	135	134
Cash at end of year	$129	$135

See notes to financial statements.

Spitz, Inc.
Notes to Financial Statements

1.              Summary of Significant Accounting Policies:

Nature of Business

Spitz, Inc. (“Spitz” or “the Company”) is a wholly owned subsidiary of Transnational Industries Inc. (“the Parent”). Spitz manages its business as a single operating segment, supplying visual immersion theaters with systems and subsystems for simulation applications used in entertainment, education and training. Founded in 1946, Spitz began manufacturing mechanical-optical planetarium projectors. Around 1960 Spitz added the manufacturing of metal projection domes, and other curved projection screens. Projection domes and curved projection screens are used for various applications including large format film theaters such as Omnimax theaters and various simulation systems. Through the years, Spitz added sound, special effects and other multimedia components to its mechanical-optical planetarium projectors to be sold as complex integrated systems controlled by Spitz proprietary computer software. In 1997, Spitz introduced digital projection products for planetarium theaters and other applications for wide audiences. Spitz digital projection products are custom configured systems of video, sound, computers and other multimedia components, which are integrated by Spitz staff and controlled by Spitz propriety software. Spitz also produces digital content for its projection systems. Spitz services the products it sells under maintenance contracts, parts sales and various service transactions. Principal customers are domestic and international museums, schools, military defense contractors, theme parks and other entities in the entertainment industry.

Revenue Recognition

Revenues from sales of equipment are recognized on the percentage of completion method, measured by the percentage of cost incurred to estimated total cost for each contract. Estimated losses under the percentage of completion method are charged to operations immediately. Revenues from maintenance contracts representing the estimated portion for preventive service (40% of contract value) are recognized upon completion of the preventive service. The balance of revenues from maintenance contracts representing covered services is recognized over the one-year term of the contract. Revenues from parts and other services are recognized upon shipment or completion of the service, respectively.

Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. In January 2006 earnings were charged $20,000 in order to increase the valuation allowance for estimated uncollectible accounts. The allowance for doubtful accounts totaled $130,000 and $110,000 as of January 31, 2006 and 2005, respectively.

Inventories

Inventories are stated at the lower of cost, determined by the first-in first-out method, or market value. Certain repair and maintenance inventories having realization cycles longer than one year have been classified as long-term. Inventories include amounts related to long term contracts as determined by the percentage of completion method of accounting.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, which is depreciated using the straight-line method over the estimated useful lives of the assets.

Computer Software

Computer software consists of costs of developing software products for automated control systems, show production tools, and content software sold with projection systems. Costs are amortized over the estimated sale of units not to exceed a period of 3 years. Amortization of costs related to computer software products held for sale amounted to $90,000 and $109,000 in fiscal 2006 and fiscal 2005, respectively.

Income Taxes

Income taxes are accounted for by the asset and liability approach in accordance with Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”. Deferred taxes will arise, subject to a valuation allowance, from differences between the financial reporting and tax bases of assets and liabilities and are adjusted for changes in the tax laws when those changes are enacted.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. The percentage of completion method of recording revenue, the allowance for doubtful accounts and the provision for inventory obsolescence are examples of the use of estimates. It is at least reasonably probable that these estimates will change in the following year. Accordingly, actual results could differ from those estimated.

Goodwill

The Company adopted Statement of Financial Accounting Standards No. 142, “Accounting for Goodwill and Intangible Assets” (“SFAS 142”) effective February 1, 2003. Under SFAS 142, goodwill is no longer amortized but rather is tested for impairment at least annually. Impairment of goodwill is tested using a discounted cash flow approach. If the carrying amount of goodwill exceeds its computed fair value, an impairment loss would be expensed in the statement of operations. The impairment test is based on a combination of factors including the Company’s ability to generate cash flow, projected operating results and the estimated market value of the Company’s business. In the fourth quarter of the year ended January 31, 2005 the Company recorded a $600,000 impairment of goodwill reported in Asset-write down charges on the Statement of Operations. The impairment tests determined that there was no impairment of goodwill during the year ended January 31, 2006.

2.     Inventories:

Inventories consist of (in thousands):

	January 31,
	2006	2005
Raw materials, parts, and subassemblies	$936	$1,522
Work-in-process	74	254
Cost and estimated earnings in excess of billings	1,032	1,379
Total inventories	2,042	3,155
Repairs and maintenance inventories recorded with other assets	87	278
Inventory recorded within current assets	$1,955	$2,877

3.              Costs and Estimated Earnings on Contracts in Progress:

Costs and estimated earnings on contracts in progress consist of (in thousands):

	January 31,
	2006	2005

Costs incurred on contracts in progress	$3,899	$7,705
Estimated earnings	1,529	2,596
Total costs and estimated earnings on contracts in progress	5,428	10,301
Less billings to date	(5,351)	(10,180)
Costs and estimated earnings on contracts in progress	$77	$121

Costs and estimated earnings on contracts in progress are included in the accompanying balance sheet or footnotes under the following captions:

	January 31,
	2006	2005

Costs and estimated earnings in excess of billings reported with inventory	$1,032	$1,379
Billings in excess of costs and estimated earnings reported with liabilities	(955)	(1,258)
Costs and estimated earnings on contracts in progress	$77	$121

4.              Debt:

Current and long term debt consists of (in thousands):

	January 31,
	2006	2005
Capitalized lease obligations (Note 6)	$49	$117

Revolving credit note payable to First Keystone Bank, due December 15, 2008 with monthly interest at prime plus 0.5% (7.75% at January 31, 2006)	1,575	900

Mortgage note payable to First Keystone Bank, payable in monthly installments of $22,647 including interest at 5.75% (payment and rate subject to adjustment every 3 years) through January 1, 2024	3,021	3,113
Total debt	4,645	4,130

Less current portion	144	164
Long term debt, less current portion	$4,501	$3,966

Principle maturities on total debt are scheduled to occur as follows:

Fiscal year ended 2007	$144
Fiscal year ended 2008	99
Fiscal year ended 2009	1,694
Fiscal year ended 2010	117
Fiscal year ended 2011	124
Thereafter	2,467
Total debt	$4,645

The balance on the revolving credit note payable to First Keystone Bank represents the balance due under the $3,000,000 Revolving Credit Agreement. The Revolving Credit Note is jointly payable by the Parent and Spitz, requires monthly interest payments at prime plus 0.5% and matures on December 15, 2008. The Revolving Credit Agreement permits borrowing, subject to an asset based formula, of up to $3,000,000. The collateral formula under the Revolving Credit Agreement allowed for borrowing up to $2,565,000 at January 31, 2006 compared to $2,513,000 at January 31, 2005. This resulted in unused borrowing capacity of $990,000 at January 31, 2006 compared to $1,613,000 at January 31, 2005. The revolving credit note is secured by virtually all of the Company’s assets.

The mortgage note payable to First Keystone Bank represents the balance on a $3,200,000 note issued on January 14, 2004. The proceeds of the note were used by Spitz to purchase its facility and adjacent land (Note 14). The mortgage note requires repayment in monthly installments of principal and interest over twenty years. The monthly installment for the first three years is $22,647 and includes interest at 5.75% per annum. On January 14, 2007 and each third year thereafter, the interest rate will be adjusted to the greater of 5.75% or 3% over the Three-Year Constant Maturity Treasury Rate published by the United States Federal Reserve (“3YCMT”). The 3YCMT as of January 31, 2006 was 4.39%. The monthly installment will be recalculated on the first month following a change in the interest rate. The recalculated monthly installment will be equal to the monthly installment sufficient to repay the principal balance, as of the date of the change in the interest rate, over the remaining portion of the original twenty-year term. The mortgage note payable is secured by the real property acquired with the proceeds of the note pursuant to a Mortgage and Security Agreement.

The debt agreements with First Keystone Bank contain cross default provisions and require the maintenance of certain financial covenants including the maintenance of at least $3,000,000 of total stockholders equity at the end of each fiscal quarter. Total stockholders equity as of January 31, 2006 is below $3,000,000. In anticipation of a potential event of default under the debt agreements, on April 7, 2006, First Keystone granted a sixty day period to cure any potential default caused by the failure to maintain sufficient stockholders equity. Management expects to cure the default within the granted period.

5.              Leases:

Spitz finances purchases of certain machinery and equipment through capital leases. Assets under capital lease included in Machinery and Equipment are as follows (in thousands):

	January 31,
	2006	2005
Machinery and equipment	$220	$1,242
Less accumulated depreciation	111	872
Net book value	$109	$370

The asset and liability are recorded at the present value of the minimum lease payments based on the interest rates imputed in the leases at rates ranging from 8.1% to 9.6%. Depreciation on the assets under capital lease is included in depreciation expense.

Future minimum annual rentals under capital lease agreements at January 31, 2006, are as follows (in thousands):

	Fiscal 2007	$48
	Fiscal 2008	4

Total payments		52
Less amount representing interest		3
Present value of capital lease obligations		49
Less current portion		45
Long term obligation		$4

6.              Profit Sharing Plan

The Company has a funded 401k profit-sharing plan covering substantially all employees. The plan permits the Company to make discretionary contributions to the accounts of participants. Under the plan, the Company makes a partial matching contribution to each participant’s account equal to 50 percent of the participant’s contribution, subject to a maximum of 3 percent of the participant’s total cash compensation and subject to certain limitations contained in the Internal Revenue Code. Profit-sharing expense related to the plan was $100,000 and $98,000 in fiscal 2006 and 2005, respectively.

7.              Income Taxes

There was no current income tax expense in 2006 and 2005 because there was no taxable income.

The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled.

Significant components of the Company’s deferred taxes at January 31, 2006 and 2005 are as follows: (in thousands)

	January 31,
	2006	2005

Net Operating Loss Carryforwards	$343	$233
Obsolescence Reserve	526	274
Depreciation	(65)	(94)
	804	413
Valuation Allowance	(804)	(413)
Deferred tax asset	$0	$0

The valuation allowance is intended to represent the corresponding amount of net deferred tax assets which may not be realized. The Company’s provision for income taxes may be impacted by adjustments to the valuation allowance which may be required if circumstances change regarding the utilization of the net deferred tax assets in future periods. The increase in the valuation allowance from 2006 to 2005 reflects management’s estimate of the amount of net deferred tax assets to be utilized in future periods.  The federal and state net operating loss created in 2006 approximates $320,000.

At January 31, 2006, the Company had net operating loss carryforwards for federal tax purposes of $994,000 expiring 2022 through 2026. For financial reporting purposes, the net operating loss carryforwards at January 31, 2006 was approximately $2,521,000. The difference relates to the nondeductible reserve for inventory valuation not recognized for tax purposes.

The Internal Revenue Service has not examined the Company’s tax returns during the years in which net operating losses were generated or since that time. The effects of such examinations on the Company’s tax loss carryforwards, if any, cannot currently be determined.

8.              Financial Instruments:

Risk Management

Spitz’s financial instruments subject to credit risk are primarily trade accounts receivable and cash. Credit is granted to customers in the ordinary course of business but the Company usually receives progress payments under the terms of its customer contracts. Additionally, letters of credit are often arranged to secure payment from international customers.

The Company maintains cash balances at three financial institutions located in Maryland and Pennsylvania. Accounts are secured by the Federal Deposit Insurance Corporation. During the normal course of business, balances may exceed the insured amount.

Spitz customer contracts are generally payable in U.S. currency. Occasionally, foreign currency will be required to purchase goods and services related to the installation of products at foreign customers sites. Spitz generally does not use derivative financial instruments with respect to such foreign currency requirements as their amounts are generally minor relative to the overall contract costs.

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, requires disclosures about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of such disclosures, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Management believes that the fair value of its financial instruments is generally equal to its book value.

9.              Supplemental Cash Flow Information:

Interest paid on debt including capital lease obligations amounted to $278,000 in fiscal 2006 and $251,000 in fiscal 2005. The Company paid no federal income taxes in fiscal 2006 and 2005.

10.       Significant Customers and Geographic Information:

In fiscal years 2006 and 2005 no one customer accounted for more than 10% of total revenue. Export revenues by geographic area for the years ended January 31, 2006 and 2005 consist of (in thousands):

	Year ended January 31,
	2006	2005
Canada	$7	$1
Mexico	21	662
Europe	1,112	188
Middle East	278	56
Far East	1,822	1,404
Total export revenues	$3,240	$2,311

11.       Commitments and Contingencies:

At January 31, 2006 the Company was contingently liable for approximately $118,000 under standby letters of credit issued on its behalf by its bank and correspondents of its bank. The letters of credit were issued as security for performance on customer contracts. The Company’s bank underwrites the letter of credit requirements independent of its other debt agreements.

12.       Asset Write Down Charges:

The Company recorded asset write down charges of $679,000 and $600,000 in 2006 and 2005, respectively. The $679,000 in 2006 represents the write down of inventory to its estimated net realizable value. The asset write down charge in 2005 represents impairment of Goodwill. The write down of inventory resulted primarily from a significant decrease in the demand for the Company’s legacy mechanical planetarium products. Customers are increasingly choosing new digital planetarium products supplied by the Company and its competitors. Historically, the Company has retained a large number of component parts inventory for the anticipated demand for new and refurbished mechanical planetarium products and to support its service business. Through the years the Company has systematically increased its obsolescence reserve for spare component inventory in the amount of $40,000 per year in order to reflect the gradual long term degradation of the inventory’s net realizable value as the installed base was gradually replaced by newer products. More recently, the Company has experienced a significant drop in orders for its new and refurbished mechanical planetarium products and has noticed a significant market trend indicating that a more rapid replacement of the mechanical planetarium products appears likely over the next several years. The Company expects this trend to continue as the focus on digital planetarium products increases with the acquisition of Spitz by a company that specializes in digital technology (see Note 13). As a result, the Company has determined that a $679,000 increase in the inventory obsolescence reserve was necessary in order to reduce the reported inventory value to its estimated net realizable value at January 31, 2006.

13.       Sale of Spitz:

On February 7, 2006 the Company’s parent entered into a stock purchase agreement (“SPA”) with Evans and Sutherland Computer Corporation (“E&S”) whereby it agreed to sell Spitz to E&S (the “Transaction”). In accordance with the SPA, all of the issued and outstanding capital stock of Spitz will be acquired by E&S and Spitz shall become a wholly owned subsidiary of E&S. For consideration, the Company will receive at least 412,500 shares of common stock, par value $0.20 per share, of E&S (the “E&S Common Stock”), with additional shares of E&S Common Stock being issued to the Company upon the occurrence of certain events as more fully described below.

The Parent has received written consent of the majority of its stockholders approving the Transaction and settlement of the Transaction is expected to occur by the end of April 2006.

E&S is a public company whose shares of common stock are quoted on the NASDAQ National Market under the ticker symbol “ESCC”. The 412,500 shares of E&S Common Stock will be restricted securities and may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom. At the time of issue, the 412,500 shares of E&S Common Stock will represent approximately 3.77% of the issued and outstanding shares of E&S.

To provide future liquidity with respect to E&S Common Stock, E&S has agreed to provide the Parent with certain registration rights as set forth in a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, E&S is required to file a registration statement registering the shares of E&S Common Stock with the SEC within five months following the settlement of the Transaction.

The SPA provides for the Parent to potentially receive additional shares of E&S Common Stock after the settlement of the transaction based on a formula using the average daily closing price of E&S Common Stock for the 60 day period immediately preceding the date of registration under the Registration Rights Agreement (the “Sixty Day Average). Under the formula if the Sixty Day Average is below $7.08, the Parent will receive additional shares (up to maximum of 84,949 shares if the Sixty Day Average is $5.15). The Sixty Day Average as of April 12, 2006 is approximately $6.25.

Shortly before the settlement of the Transaction, the Parent will receive from Spitz $500,000 as partial payment of the accounts payable owed by Spitz to the Parent. The remaining amount owed by Spitz to the Parent will be contributed to Spitz capital by the Parent.

Upon the settlement of the Transaction the Parent will be released from its obligations under its bank debt agreements and its only remaining assets will be the shares of E&S Common Stock and $500,000 cash. The $500,000 cash will be used to pay expenses of the transaction, and fund the Parent through the planned dissolution and liquidation of the Parent anticipated after the registration of the E&S Common Stock. If such dissolution and liquidation is authorized by the Parent’s board of directors and approved by the Parent’s stockholders, the Parent would then, after payment of the outstanding obligations of the Parent and the redemption of issued and outstanding shares of Series B Preferred Stock, distribute the remaining assets of the Parent, consisting of the shares of E&S Common Stock then held by the Parent, to the holders of Parent’s Common Stock on a pro rata basis.

14.       Related Party Transactions:

The Company recognized contract revenue, in the ordinary course of business, from Evans and Sutherland Computer Corporation (“E&S”), an entity which has entered into a stock purchase agreement with the Company (see Note 15). Billings related to contract revenue amounted to $77,473 and $103,977 during 2006 and 2005, respectively. Accounts Receivable related to these billings at January 31, 2006 and January 31, 2005 amounted to $77,473 and $27,094, respectively. During 2006 Company purchases from E&S for customer contract deliverables amounted to $140,000. There were no Company purchases from E&S in 2005.

SPITZ, INC.

UNAUDITED FINANCIAL STATEMENTS

INTERIM PEROD ENDING

April 28, 2006

SPITZ, INC.

UNADUITED FINANCIAL STATEMENTS

INDEX

Page
Unaudited Condensed Balance Sheets	2-3

Unaudited Condensed Statements of Operations	4

Unaudited Condensed Statement of Changes in Stockholders’ Equity	5

Unaudited Condensed Statements of Cash Flows	6

Notes to Unaudited Condensed Financial Statements	7-9

1

Spitz, Inc.

Unaudited Condensed Balance Sheets
(in thousands)

	April 28, 2006	January 31, 2006
	(unaudited)
Assets

Current assets:
Cash	$149	$129
Restricted cash	342	—
Accounts receivable	1,919	1,719
Inventories	1,403	1,955
Other current assets	192	97

Total current assets	4,005	3,900

Property, plant and equipment:
Land	1,092	1,092
Building	2,184	2,184
Machinery and equipment	4,892	4,826
Less accumulated depreciation	(4,586)	(4,478)

Net property plant and equipment	3,582	3,624

Other assets:
Repair and maintenance inventories, less provision for obsolescence	87	87
Computer software, less amortization	186	212
Goodwill	1,022	1,022

Total other assets	1,295	1,321

Total assets	$8,882	$8,845

2

Spitz, Inc.

Unaudited Condensed Balance Sheets (continued)
(in thousands)

	April 28, 2006	January 31, 2006
	(unaudited)
Liabilities and stockholders’ equity (deficit)

Current liabilities:
Accounts payable	$722	$718
Deferred maintenance revenue	435	556
Accrued expenses	917	508
Billings in excess of cost and estimated earnings	1,205	955
Current portion of long-term debt	138	144

Total current liabilities	3,417	2,881

Long-term debt, less current portion	5,121	4,501

Loan from parent company	—	2,432

Stockholders’ equity:

Common stock, $0.01 par value –authorized 1,000,000 shares; issued and outstanding 100
Additional paid-in-capital	3,262	1,363
Accumulated deficit	(2,918)	(2,332)
Total stockholders’ equity (deficit)	344	(969)

Total liabilities and stockholders’ equity (deficit)	$8,882	$8,845

3

Spitz, Inc.

Unaudited Condensed Statements of Operations
(in thousands)

	Three months ended
	April 28, 2006	April 30, 2005
Revenues	$2,162	$3,372
Cost of sales	1,888	2,505
Gross margin	274	867

Selling expenses	206	203
Research and development	189	234
General and administrative expenses	388	277
	783	714
Operating income (loss)	(509)	153

Interest expense	77	66

Net income (loss)	$(586)	$87

4

Spitz, Inc.

Unaudited Condensed Statement of Changes in Stockholders’ Equity
(in thousands)

	Common Stock	Additional Paid in Capital	Accumulated Deficit
Balance at January 31, 2006	$—	$1,363	$(2,332)

Net loss			(586)

Contribution to capital		1,899

Balance at April 28, 2006	$—	$3,262	$(2,918)

5

Spitz, Inc.

Unaudited Condensed Statements of Cash Flows
(in thousands)

	Three months ended
	April 28, 2006	April 30, 2005
Operating activities
Net income (loss)	$(586)	$87
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	134	165
Provision for losses on accounts receivable	8	—
Provision for obsolescence	10	10
Provision for warranty obligations	79	—
Changes in operating assets and liabilities, net:
Accounts receivable	(208)	(837)
Inventories	(102)	(35)
Other current assets	(95)	54
Billings net of cost and estimated earnings on contracts	895	(136)
Accounts payable	4	525
Accrued expenses	209	(59)
Net cash provided (used) by operating activities	348	(226)

Investing activities
Capital expenditures	(66)	(43)
Net cash used by investing activities	(66)	(43)

Financing activities
Net receipts (payments) on line of credit	650	325
Payments on capital leases	(25)	(32)
Payments on long term debt	(545)	(51)
Increase in restricted cash	(342)	—
Net cash provided (used) by financing activities	(262)	242

Increase (decrease) in cash	20	(27)
Cash at beginning of year	129	135

Cash at end of period	$149	$108

6

Spitz, Inc.

Notes to Unaudited Condensed Financial Statements
(in thousands)

1.                 Summary of Significant Accounting Policies:

Nature of Business and Basis of Presentation

Spitz, founded in 1946, manages its business as a single operating segment, supplying visual immersion theaters with systems and subsystems for simulation applications used in entertainment, education and training. On February 7, 2006 the Company’s prior parent, Transnational Industries Inc. (“Transnational”) entered into a stock purchase agreement with Evans and Sutherland Computer Corporation (“E&S”) whereby it agreed to sell Spitz to E&S. The transaction was completed on April 28, 2006 and Spitz became a wholly owned subsidiary of E&S. (see Note 4).

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. For further information refer to the audited financial statements for the year ended January 31, 2006 contained in this Form 8-K.

2.                 Debt:

Current and long term debt consists of:

	April 28, 2006	January 31, 2006
Capitalized lease obligations	$38	$49

Revolving credit note to First Keystone Bank, payable June 30, 2007, with monthly interest at prime plus 0.5% (8.25% at April 30, 2006)	2,225	1,575

Mortgage note payable to First Keystone Bank, payable in monthly installments of $22,647 including interest at 5.75% (payment and rate subject to adjustment every 3 years) through January 1, 2024	2,996	3,021
Total bank debt and capital lease obligations	5,259	4,645

Less current portion	138	144
Long term debt, less current portion	$5,121	$4,501

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In connection with the sale of Spitz (see Note 4), on April 28, 2006 the Company and E&S entered into a new revolving credit agreement with First Keystone Bank (“FKB”). The new agreement replaced the Company’s previous revolving credit agreement between FKB, the Company and Transnational. The new revolving credit agreement contains cross default provisions with the Company’s mortgage note agreement and financial covenants of tangible net worth and a minimum average daily cash balance on deposit with FKB. Borrowings under the agreement are secured by the Company’s assets and repayment is guaranteed by E&S. Borrowings are payable June 30, 2007 or on demand by FKB upon the occurrence of certain events (“Event of Demand”). An Event of Demand will occur upon the departure of certain named executives of the Company or upon an event of a default as defined by the agreement.

The new revolving credit agreement permits borrowing, subject to an asset based formula, of up to $3,000,000 until the third day following the date of the agreement at which time the maximum borrowings are reduced to $2,500,000. Accordingly, the maximum allowed borrowings were reduced to $2,500,000 on May 1, 2006. The new revolving credit agreement requires monthly interest payments at prime plus 0.5% as did the previous revolving credit agreement.

The mortgage note payable to First Keystone Bank represents the balance on a $3,200,000 note issued on January 14, 2004.

3.                 Restricted Cash and Standby Letters of Credit:

Restricted cash as of April 28, 2006 represents cash that guarantees a standby letter of credit in the amount of $342,000 issued March 9, 2006. The Company is also contingently liable for additional unsecured standby letters of credit of approximately $118,000 issued on its behalf by its bank and correspondents of its bank. The letters of credit were issued as security for performance on customer contracts. All of the standby letters of credit mature within one year.

4.                 Sale of Spitz:

On February 7, 2006 the Company’s prior parent, Transnational Industries Inc. (“Transnational”) entered into a stock purchase agreement with Evans and Sutherland Computer Corporation (“E&S”) whereby Transnational agreed to sell Spitz to E&S (“the Transaction”). The Transaction was completed on April 28, 2006 and Spitz became a wholly owned subsidiary of E&S.

In accordance with the terms of the Transaction, Spitz made a payment of $500,000 on April 27, 2006 as partial payment of a loan payable to Transnational. The balance of the loan amounting to $1,899,000 was contributed by Transnational to the Paid in Capital account of Spitz prior to the settlement of the Transaction.

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